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                                                                   Exhibit 3.133

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, SECRETARY
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02106

                            ARTICLES OF ORGANIZATION
                           (UNDER G.I. CH. 1568)

                                    ARTICLE I

                         THE NAME OF THE CORPORATION IS:

                  HARDWICK LANDFILL, INC.

                                   ARTICLE II

          The purpose of the corporation is to engage in the following
                              [ILLEGIBLE] activities:


     To engage in all aspects of the business of waste disposal or recycling;

     To acquire, plan, design, develop, construct, own, operate and maintain sanitary landfills or any other facilities for the disposal or recycling of wastes and to apply for and obtain permits, licenses and all government approvals necessary therefor;

     To own, maintain, improve, manage, lease or mortgage real or personal property for waste disposal or recycling purposes, or otherwise for purposes related to the waste disposal or recycling business;

     To enter into contracts with individuals, firms, corporations, partnerships, trusts, other entities and public agencies and authorities, including without limitation, municipalities, state and county agencies and various other authorities for any purposes, or otherwise for purposes related or ancillary to the disposal or recycling of waste;

     To loan or borrow money for any or all of these purposes, or otherwise for purposes related to the waste disposal or recycling business; and

     To do all things necessary, appropriate or reasonably ancillary to the conduct of the waste disposal or recycling business and generally to engage in any or all other business in which a corporation may lawfully engage under the laws of the Commonwealth of Massachusetts.

                                                          S2-12??26

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet as long as each article requiring [ILLEGIBLE] indicated.

/s/ [ILLEGIBLE]
---------------
Examiner

/s/ [ILLEGIBLE]
---------------
Name
Approved


 C    / /
 P    / /
 M    / /
R.A.  / /

[ILLEGIBLE]
----------
P.C.

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                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the Corporation is authorized [ILLEGIBLE] follows

                            WITHOUT PAR VALUE STOCKS

       TYPE                          NUMBER OF SHARES
------------------------------------------------------
COMMON:                                    2,500

PREFERRED:

                              WITH PAR VALUE STOCKS

        TYPE                 NUMBER OF SHARES               PAR VALUE
----------------------------------------------------------------------
COMMON:

PREFERRED:

                                   ARTICLE IV

If more than one class of stock [ILLEGIBLE] authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if [ILLEGIBLE] are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or [ILLEGIBLE] of that class and of each other class of which shares are outstanding and of each [ILLEGIBLE] then established with any class.

          N/A

                                    ARTICLE V

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

     Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer the stock owned by him or them shall first offer it to the Corporation through the Board of Directors, in the following manner: He shall notify the Directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The Directors shall within thirty (30) days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

     After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty (30) days within which to purchase the stock at such valuation but if at the expiration of thirty (30) days, the Corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the stock in any manner he may see fit.

     No shares of stock shall be sold or transferred on the books of the Corporation until these provisions have been complied with but the Board of Directors may in any particular instance waive the requirement.

                                   ARTICLE VI

Other lawful provisions, if any, for the [ILLEGIBLE] and regulation of business and affairs of the corporation, for its voluntary [ILLEGIBLE], or for [ILLEGIBLE] or regulating the powers of the corporation, [ILLEGIBLE] of its directors or stockholders, or of any class of stockholders: (if there are no [ILLEGIBLE] "none")

         None

NOTE: [ILLEGIBLE]

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                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a [ILLEGIBLE] effective date is [ILLEGIBLE], specify such date which shall not be more than thirty days after the date of filing.

The information contained is ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS in:
      375 Greenwich Road
      Hardwick, MA 01037

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                 NAME                RESIDENCE               POST OFFICE ADDRESS

[ILLEGIBLE]:     David G. Roach      375 Greenwich Road
                                     Hardwick, MA 01037      Same

[ILLEGIBLE]:     David G. Roach      Same as above

[ILLEGIBLE]:     David G. Roach      Same as above

  Sole           David G. Roach      Same as above
[ILLEGIBLE]:

c. The fiscal year of the corporation shall end on the last day of the month of:
       March 31

d. The name and business address of the resident agent of the corporation, if any, [ILLEGIBLE]

                                   ARTICLE IX

By laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly [ILLEGIBLE].

IN WITNESS WHEREOF and under the pains and peuakies of perjury. I/we, whose signature(s) appear below as incorporation(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED [ILLEGIBLE] each signature do hereby associated with intention of forming this corporation under the provisions of general laws chapter 156[ILLEGIBLE] and 40 hereby might these articles of organization as incorporation(s) this 11th day of April 1992

                                        /s/ Calvin W. Annino
--------------------------------------------------------------------------------
                                        Calvin W. Annino, Jr., Incorporator

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: IF [ILLEGIBLE] ALREADY [ILLEGIBLE]

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                                                                          392910

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                             ======================

     I hereby certify that, upon an examination of these articles of [ILLEGIBLE], duly submitted to [ILLEGIBLE], it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve [ILLEGIBLE]; and the filing fee [ILLEGIBLE] the amount of $200.00 having [ILLEGIBLE] paid, said articles are deemed to have been filed with [ILLEGIBLE] this 29th day of APRIL

                                                  TRUE COPY ATTES[ILLEGIBLE]

                                                  /s/ William Francis Galvin

                                                     WILLIAM FRANCIS GALVIN
                                                SECRETARY OF THE COMMONWEALTH

                                             DATE 1/28/04  CLERK /s/ [ILLEGIBLE]
                                                  -------        --------------

Effective date


                             /s/ Michael J. Connolly

                               MICHAEL J. CONNOLLY
                               SECRETARY OF STATE


FILING FEES: 1/1? of 1% of the total amount of the authorized capital
   [ILLEGIBLE], but not less then $[ILLEGIBLE]. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.

                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT


                      Calvin W. Annino, Jr.
                      ANNINO, DRAPER & MOORE, P.C.
                      1500 Main St., P.O. Box 15428
                      Springfield, MA 01115-5428
          Telephone:  413/?32-6400